UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”) has embarked upon a plan to reduce costs as well as significantly reduce the debt on its balance sheet. In that regard, and as a first step, the Company announced that it has eliminated more than $14.1 million of debt from its balance sheet in the last week, as well as all derivative liabilities associated with that debt.

Debt Obligations to Holder and Holder Affiliate

Debt Obligations to Holder

As of September 1, 2016, the Company reduced debt obligations to a certain investor party (the “Holder”) and an affiliate of that Holder (the “Holder Affiliate”) by approximately $14.1 Million in accordance with the terms of the Amendment Agreement described below.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2015, we previously entered into a Securities Purchase Agreement, effective as of December 29, 2015, with the Holder, pursuant to which we issued to the Holder a 10% senior secured convertible debenture (as subsequently amended and restated, the “Debenture”), dated December 29, 2015.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on May 23, 2016, we previously executed and issued a 0.67% senior secured note (the “2.7 Note”), dated May 17, 2016, in the aggregate principal amount of $2,745,000, to the Holder.

Debt Obligations to Holder Affiliate

As previously disclosed in a Current Report on Form 8-K filed with the SEC on February 19, 2016, we previously entered into a Securities Exchange Agreement, effective as of February 17, 2016, with VaultLogix, LLC, a Delaware limited liability company (“VaultLogix”) and the Holder Affiliate, pursuant to which we and VaultLogix issued to the Holder Affiliate an 8.25% senior secured convertible note (as subsequently amended and restated, the “Convertible Note”), dated February 18, 2016.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on May 23, 2016, we previously executed and issued a 0.67% senior secured note (the “5.2 Note”), dated May 17, 2016, in the aggregate principal amount of $5,220,475, to the Holder Affiliate.

As set forth below, these obligations have either been satisfied in whole or in part or amended pursuant to the Amendment Agreement (defined below).

Amendment Agreement

On September 1, 2016 we entered into an Amendment Agreement with the Holder, the Holder Affiliate, VaultLogix, and the Guarantors thereto (the “Amendment Agreement”), pursuant to which, among other things, the parties agreed that (i) the Holder and the Holder Affiliate waive certain covenant violations and defaults, (referred to as “Specified Defaults” in the Amendment Agreement), (ii) the Holder and the Holder Affiliate agreed to a specified application of the Cash Collateral (as defined in the Amendment Agreement) in partial satisfaction of the obligations owed under the Debenture, the 2.7 Note, and the Convertible Note, and in full satisfaction of the 5.2 Note, and (iii) certain provisions of the Debenture, the 2.7 Note, and the Convertible Note be amended, and we also agreed to (i) issue warrants, with an expiration date of December 31, 2017, to purchase 1,000,000 shares of our common stock, par value $0.0001 per share (“Common Stock”) at an exercise price of $0.01 per share, (ii) issue warrants, with an expiration date of December 31, 2017, to purchase 3,500,000 shares of Common Stock at an exercise price of $0.10 per share ((i) and (ii), the “Warrants”).

The Amendment Agreement serves to reduce the outstanding liabilities of the Company, as well as corresponding debt service and derivative liabilities associated therewith.

Amended and Restated Debt Obligations

In connection with the execution of the Amendment Agreement, we executed the Third Amended and Restated Senior Secured Convertible Debenture (the “Amended and Restated Debenture”), in order to, among other things, amend the Debenture to (i) provide that the Company may prepay the Amended and Restated Debenture upon prior notice at a 10% premium, (ii) modify the conversion price at which the Amended and Restated Debenture converts into Common Stock from a fixed price of $0.80 to the lowest of (a) $0.2043 per share, (b) 80% of the average VWAPs (as defined in the Amended and Restated Debenture) for each of the five consecutive trading days immediately prior to the applicable conversion, and (c) 85% of the VWAP (as defined in the Amended and Restated Debenture) for the trading day immediately preceding the applicable conversion (the “Conversion Price”), and (iii) eliminate three additional 7.5% payments due to the Holder in 2017, 2018, and 2019, as per the Debenture. Further, in connection with the execution of the Amendment Agreement, we executed the Amended and Restated Senior Secured Note (the “Amended and Restated 2.7 Note”), in order to, among other things, amend the 2.7 Note to provide that the Holder may convert its interest in the Amended and Restated 2.7 Note into shares of Common Stock at the applicable Conversion Price at any time and from time to time. Further, in connection with the execution of the Amendment Agreement, we and VaultLogix executed the Second Amended and Restated Senior Secured Convertible Note (the “Amended and Restated Convertible Note”), in order to, among other things, amend the Convertible Note to (i) increase the interest rate payable thereon from 0.67% to 4.67%, (ii) provide that the Company may prepay the Amended and Restated Convertible Note upon prior notice at a 10% premium, (iii) provide that the Holder Affiliate may convert its interest in the Amended and Restated Convertible Note into shares of Common Stock at the applicable Conversion Price, and (iv) eliminate three additional 7.5% payments due to the Holder Affiliate in 2017, 2018, and 2019, as per the Convertible Note.

The foregoing description of the Amended and Restated Debenture, the Amended and Restated 2.7 Note, the Amended and Restated Convertible Note, and the Amendment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Debenture, the Amended and Restated 2.7 Note, the Amended and Restated Convertible Note, and the Amendment Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, and 10.3, and 10.4 respectively, and are incorporated by reference herein. The provisions of the Amended and Restated Debenture, the Amended and Restated 2.7 Note, the Amended and Restated Convertible Note, and the Amendment Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the SEC.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference. In connection with the execution of the Amendment Agreement, the 5.2 Note has been paid in full and we do not have any further obligations under the 5.2 Note.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Warrants and the shares of Common Stock issuable to the Holder and the Holder Affiliate upon exercise of the Warrants, respectively, were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Senior Secured Convertible Debenture, dated as of September 1, 2016, issued by InterCloud Systems, Inc. to the Holder party thereto.

10.2	Amended and Restated Senior Secured Note, dated as of September 1, 2016, issued by InterCloud Systems, Inc. to the Holder party thereto.

10.3	Second Amended and Restated Senior Secured Convertible Note, dated as of September 1, 2016, issued by InterCloud Systems, Inc. and VaultLogix, LLC, to the Holder party thereto.

10.4	Amendment Agreement, dated as of September 1, 2016, by and between the Holder, the Holder Affiliate, InterCloud Systems, Inc., VaultLogix, LLC, and each of the Guarantors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: September 2, 2016	By:	/s/ Mark E. Munro
Mark E. Munro Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Senior Secured Convertible Debenture, dated as of September 1, 2016, issued by InterCloud Systems, Inc. to the Holder party thereto.

10.2	Amended and Restated Senior Secured Note, dated as of September 1, 2016, issued by InterCloud Systems, Inc. to the Holder party thereto.

10.3	Second Amended and Restated Senior Secured Convertible Note, dated as of September 1, 2016, issued by InterCloud Systems, Inc. and VaultLogix, LLC, to the Holder party thereto.

10.4	Amendment Agreement, dated as of September 1, 2016, by and between the Holder, the Holder Affiliate, InterCloud Systems, Inc., VaultLogix, LLC, and each of the Guarantors party thereto.